Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the pro forma effects of the following transaction (the “CTG Acquisition”):

•

On March 15, 2024 (the “CTG Acquisition Date”), Drilling Tool International Corporation’s (“DTIC’s”) wholly owned subsidiary, Drilling Tools International, Inc. (“DTI”) entered into a share purchase agreement (the “Share Purchase Agreement”) with Casing Technologies Group Limited (“CTG”), the shareholders of CTG, and a representative of CTG to acquire 100% of the shares of CTG and its wholly owned subsidiary, Deep Casing Tools Limited (“Deep Casing”).

Pursuant to the terms of the Share Purchase Agreement, the following occurred on the CTG Acquisition Date:

•

DTI acquired 100% of the shares of CTG for gross cash purchase consideration of £16.2 million, or approximately $20.9 million, based on the British pound sterling to United States dollar exchange rate.

•

The gross cash purchase consideration of £16.2 million, or approximately $20.9 million, was used to (i) settle CTG’s outstanding debt of £15.3 million, or approximately $19.8 million; (ii) pay CTG’s legacy shareholders £0.3 million, or approximately $0.3 million; and (iii) pay CTG’s acquisition-related costs of £0.6 million, or approximately $0.8 million.

•	CTG’s £4.9 million, or approximately $6.3 million, of accrued dividends on its Class B ordinary shares, Class C1 preferred shares, and Class C2 preferred shares, were forgiven.

•

Per CTG’s articles of association, as amended on the CTG Acquisition Date (the “CTG Amended Articles of Association”), upon an exit or return of capital, the surplus of assets of CTG remaining after payment of its liabilities, to the extent that CTG is lawfully permitted to do so, are to be applied (i) first to the holders of Class B ordinary shares, in priority to any other classes of shares, in an amount equal to any accrued and unpaid preferential dividends and (ii) second to the holders of Class C1 preferred shares and Class C2 preferred shares in an amount equal to any accrued and unpaid dividends. The CTG Acquisition met the definition of an exit per the CTG Amended Articles of Association, as it was a sale of the shares in CTG which resulted in DTI acquiring a controlling interest in CTG. The accrued and unpaid dividends were forgiven on the CTG Acquisition Date as there was no surplus of assets remaining after the payment of CTG’s liabilities. CTG received written consent on the CTG Acquisition Date from the holders of the Class B ordinary shares, Class C1 preferred shares, and Class C2 preferred shares whereby these shareholders explicitly acknowledged that they would not be receiving payment for any accrued and unpaid dividends.

The unaudited pro forma condensed combined financial information has been prepared based on the DTIC and CTG historical financial statements as adjusted to give effect to the CTG Acquisition. No unaudited pro forma condensed combined balance sheet as of March 31, 2024 is presented in this unaudited pro forma condensed combined financial information due to the CTG Acquisition being reflected in the DTIC historical unaudited condensed consolidated balance sheet as of March 31, 2024 filed in the Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”) on May 15, 2024. The unaudited pro forma condensed combined statement of income for the three months ended March 31, 2024 was prepared based on (i) the historical unaudited condensed consolidated statement of income of DTIC for the three months ended March 31, 2024 and (ii) the historical unaudited condensed consolidated statement of operations of CTG for the period from January 1, 2024 to March 15, 2024. The CTG condensed consolidated statement of operations activity for the period from March 16, 2024, the day subsequent to the CTG Acquisition Date, to March 31, 2024 (the “Stub Period”) is reflected in the DTIC historical results within the unaudited pro forma condensed combined statement of income for the three months ended March 31, 2024. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2023 was prepared based on (i) the historical audited consolidated statement of income of DTIC for the year ended December 31, 2023 and (ii) the historical audited consolidated statement of income of CTG for the year ended December 31, 2023.

The unaudited pro forma condensed combined statements of income for the three months ended March 31, 2024 and the year ended December 31, 2023 reflect adjustments assuming that the adjustments that would have been made to the historical DTIC unaudited condensed consolidated balance sheet (if such a balance sheet had been presented) on the CTG Acquisition Date to reflect the CTG Acquisition are assumed to have been made on January 1, 2023 for the purposes of adjusting the unaudited pro forma condensed combined statements of income.

The unaudited pro forma condensed combined statements of income should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the historical unaudited financial statements of DTIC as of and for the three months ended March 31, 2024 and 2023, and the related notes included in the Report on Form 10-Q filed with the SEC on May 15, 2024;

•	the historical audited financial statements of DTIC as of and for the years ended December 31, 2023, and the related notes included in the Report on Form 10-K filed with the SEC on March 28, 2024;

•	the historical audited financial statements of CTG as of and for the year ended December 31, 2023, and the related notes included elsewhere in this Current Report on Form 8-K/A; and

•	other information relating to DTIC and CTG contained in the original Current Report on Form-8-K filed with the SEC on March 19, 2024, including the Share Purchase Agreement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of the condensed statements of income of the combined company assuming that the adjustments that would have been made to the historical DTIC unaudited condensed consolidated balance sheet (if such a balance sheet had been presented) on the CTG Acquisition Date to reflect the CTG Acquisition are assumed to have been made on January 1, 2023 for purposes of adjusting the condensed statements of income of the combined company. The pro forma adjustments, as described in the accompanying notes, are based upon available information and certain assumptions that are believed to be reasonable as of the date of this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial information includes certain non-recurring adjustments, as discussed in the accompanying notes.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2024

(In thousands, except per share and weighted-average share data)	Drilling Tools International Corporation (Historical)	Casing Technologies Group Limited (Note 2)	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Income	Notes
Revenue, net:
Tool rental	$29,966	$358	$—		$30,324
Product sale	7,008	3,014	—		10,022

Total revenue, net	36,974	3,372	—		40,346
Operating costs and expenses:
Cost of tool rental revenue	(7,001)	(96)	—		(7,097)
Cost of product sale revenue	(1,536)	(1,246)	—		(2,782)
Selling, general, and administrative expense	(17,942)	(1,826)	—		(19,768)
Depreciation and amortization expense	(5,365)	(92)	(29)	3(b)	(5,567)
	—	—	(81)	3(c)	—

Total operating costs and expenses	(31,844)	(3,260)	(110)		(35,214)

Operating income (loss)	5,130	112	(110)		5,132
Other (expense) income, net:
Interest (expense) income, net	(182)	(207)	212	3(a)	(177)
Loss on sale of property	(9)	—	—		(9)
Unrealized gain on equity securities	249	—	—		249
Other expense, net	(1,125)	(684)			(1,809)

Total other (expense) income, net	(1,067)	(891)	212		(1,746)

Income (loss) before income tax expense	$4,063	$(779)	$102		$3,386
Income tax (expense) benefit	(937)	180	—		(757)

Net income (loss)	$3,126	$(599)	$102		$2,629

Basic earnings per share	$0.11				$0.09	3(d)
Diluted earnings per share	$0.11				$0.09	3(d)
Basic weighted-average common shares outstanding	29,768,568				29,768,568	3(d)
Diluted weighted-average common shares outstanding	29,768,568				29,768,568	3(d)

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands, except per share and weighted-average share data)	Drilling Tools International Corporation (Historical)	Casing Technologies Group Limited (Note 2)	Transaction Accounting Adjustments	Notes	Pro Forma Statement of Income	Notes
Revenue, net:
Tool rental	$119,239	$1,230	$—		$120,469
Product sale	32,795	16,524	—		49,319

Total revenue, net	152,034	17,754	—		169,788
Operating costs and expenses:
Cost of tool rental revenue	(30,960)	(206)	—		(31,166)
Cost of product sale revenue	(4,559)	(7,913)	—		(12,472)
Selling, general, and administrative expense	(68,264)	(5,984)	—		(74,248)
Depreciation and amortization expense	(20,352)	(320)	(225)	3(b)	(21,302)
	—	—	(405)	3(c)	—

Total operating costs and expenses	(124,135)	(14,423)	(630)		(139,188)

Operating income (loss)	27,899	3,331	(630)		30,600
Other (expense) income, net:
Interest (expense) income, net	(1,103)	(828)	841	3(a)	(1,090)
Gain (loss) on sale of property	101	(24)	—		77
Loss on asset disposal	(489)	—	—		(489)
Unrealized loss on equity securities	(255)	—	—		(255)
Other (expense) income, net	(6,359)	71			(6,288)

Total other (expense) income, net	(8,105)	(781)	841		(8,045)

Income before income tax expense	$19,794	$2,550	$211		$22,555
Income tax expense	(5,046)	(21)	—		(5,067)

Net income	$14,748	$2,529	$211		$17,488

Basic earnings per share	$0.67				$0.80	3(d)
Diluted earnings per share	$0.59				$0.70	3(d)
Basic weighted-average common shares outstanding	21,421,610				21,421,610	3(d)
Diluted weighted-average common shares outstanding	25,131,024				25,131,024	3(d)

See accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the CTG Acquisition. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, or cost savings that may be associated with the CTG Acquisition.

DTIC and CTG did not have a historical relationship prior to the CTG Acquisition. Accordingly, no pro forma adjustments were required to eliminate activities between DTIC and CTG.

The pro forma adjustments reflecting the consummation of the CTG Acquisition are based on certain currently available information and certain assumptions and methodologies that each of DTIC and CTG believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the differences may be material. Each of DTIC and CTG believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the CTG Acquisition based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The CTG Acquisition has been accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). In accordance with the criteria of ASC 805, DTI has been treated as the accounting acquirer. Accordingly, CTG’s tangible and identifiable intangible assets acquired, and its liabilities assumed, were recorded at their estimated fair values on the CTG Acquisition Date and the excess of the purchase price over the estimated fair value of the net assets acquired was recorded as goodwill, which will not be amortized but will be evaluated for impairment at least annually.

DTIC’s historical condensed consolidated statement of income for the three months ended March 31, 2024 and DTIC’s historical consolidated statement of income for the year ended December 31, 2023 were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and presented in United States dollars. CTG’s historical activity with respect to its unaudited consolidated statement of operations for the period from January 1, 2024 to March 15, 2024 and its historical audited consolidated statement of income for the year ended December 31, 2023 were prepared in accordance with Financial Reporting Standard 102, the accounting standard applicable in the United Kingdom and Ireland (“U.K. GAAP”), and were presented in British pounds sterling. For purposes of the unaudited pro forma condensed combined financial information, CTG’s historical unaudited consolidated statement of operations activity for the period from January 1, 2024 to March 15, 2024 and CTG’s historical audited consolidated statement of income activity for the year ended December 31, 2023 have been converted from U.K. GAAP to U.S. GAAP in accordance with the accounting policies of DTIC, translated from British pounds sterling to United States dollars, and presented to conform with DTIC’s historical financial statement presentation.

For purposes of preparing the unaudited pro forma condensed combined financial information, the historical financial activity of CTG and the related pro forma adjustments were translated from British pounds sterling to United States dollars using the following historical exchange rates:

Period of Exchange Rate	£ -to-$
Average exchange rate for the three months ended March 31, 2024	1.2684
Average exchange rate for the year ended December 31, 2023	1.2437

2.	U.S. GAAP Adjustments and Adjustments to conform to DTIC’s presentation

During the preparation of the unaudited pro forma condensed combined financial information, management identified differences in the presentation of CTG’s consolidated financial statements compared to the presentation of DTIC’s consolidated financial statements. Management also identified differences between CTG’s consolidated financial statements prepared in accordance with U.K. GAAP and DTIC’s financial statements prepared in accordance with its accounting policies under U.S. GAAP. As DTIC was determined to be the accounting acquirer, management made adjustments to CTG’s historical consolidated financial information to:

•

convert the reporting currency from British pounds sterling to United States dollars (see columns in the tables below titled, “Historical Casing Technologies Group Limited (USD)”), as the accounting acquirer’s (DTIC’s) reporting currency is United States dollars,

•	adjust CTG’s financial statement presentation to the presentation of DTIC (see columns in the tables below titled, “Adjustments to conform to DTIC’s presentation (USD)”), and

•

conform CTG’s historical consolidated financial information prepared in accordance with U.K. GAAP to DTIC’s accounting policies in accordance with U.S. GAAP (see columns in the tables below titled, “U.S. GAAP Adjustments (USD)”).

The adjustments described above are depicted in the tables below:

(In thousands)
Drilling Tools International Corporation Presentation	Historical Casing Technologies Group Limited Presentation	Historical Casing Technologies Group Limited (GBP)	Historical Casing Technologies Group Limited (USD)	Adjustments to conform to DTIC’s presentation (USD)	U.S. GAAP Adjustments (USD)	Notes		Casing Technologies Group Limited Adjusted (USD)
Revenue, net:
	Turnover	$2,658	$3,372	$(3,372)	$—			$—
Tool rental		—	—	358	—			358
Product sale		—	—	3,014	—			3,014

Total revenue, net		2,658	3,372	—	—			3,372
Operating costs and expenses:
	Cost of sales	(1,367)	(1,734)	1,734	—			—
Cost of tool rental revenue		—	—	(96)	—			(96)
Cost of product sale revenue		—	—	(1,246)	—			(1,246)
Selling, general, and administrative expense	Administrative expenses	(1,237)	(1,569)	(335)	11	2	(a)	(1,826)
		—	—	(32)	99	2	(b)	—
Depreciation and amortization expense		—	—	(57)	—			(92)
		—	—	(35)	—			—

Total operating costs and expenses		(2,604)	(3,303)	(67)	110			(3,260)

Operating income (loss)		54	69	(67)	110			112
Other (expense) income, net:
	Interest receivable and similar income	4	5	(5)	—			—
	Interest payable and similar expenses	(244)	(309)	309	—			—
Interest (expense) income, net		—	—	(304)	97	2	(c)	(207)
Other (expense) income, net		(592)	(751)	67	—			(684)

Total other (expense) income, net		(832)	(1,055)	67	97			(891)

(Loss) income before income tax expense		$(777)	$(986)	$—	$207			$(779)
Income tax benefit		142	180	—	—			180

Net (loss) income		$(635)	$(806)	$—	$207			$(599)

(In thousands)
Drilling Tools International Corporation Presentation	Historical Casing Technologies Group Limited Presentation	Historical Casing Technologies Group Limited (GBP)	Historical Casing Technologies Group Limited (USD)	Adjustments to conform to DTIC’s presentation (USD)	U.S. GAAP Adjustments (USD)	Notes		Casing Technologies Group Limited Adjusted (USD)
Revenue, net:
	Turnover	$14,276	$17,754	$(17,754)	$—			$—
Tool rental		—	—	1,230	—			1,230
Product sale		—	—	16,524	—			16,524

Total revenue, net		14,276	17,754	—	—			17,754
Operating costs and expenses:
	Cost of sales	(7,746)	(9,633)	9,633	—			—
Cost of tool rental revenue		—	—	(206)	—			(206)
Cost of product sale revenue		—	—	(7,913)	—			(7,913)
Selling, general, and administrative expense	Administrative expenses	(3,880)	(4,826)	(1,204)	67	2	(a)	(5,984)
		—	—	—	(21)	2	(b)	—
	Exceptional administrative expenses	(10)	(12)	12
	Other operating income	39	49	(49)
Depreciation and amortization expense		—	—	(320)	—			(320)

Total operating costs and expenses		(11,597)	(14,422)	(47)	46			(14,423)

Operating income (loss)		2,679	3,332	(47)	46			3,331
Other (expense) income, net:
	Interest receivable and similar income	10	13	(13)	—			—
	Interest payable and similar expenses	(1,046)	(1,301)	1,301	—			—
Interest (expense) income, net		—	—	(1,288)	460	2	(c)	(828)
Loss on sale of property		—	—	(24)	—			(24)
Other income, net		—	—	71	—			71

Total other (expense) income, net		(1,036)	(1,288)	47	460			(781)

Net income before income tax		$1,643	$2,044	$—	$506			$2,550
Income tax expense		(17)	(21)	—	—			(21)

Net income		$1,626	$2,023	$—	$506			$2,529

(a)	Reflects the reversal of rent expense recorded under U.K. GAAP and the recording of rent expense in accordance with U.S. GAAP.

(b)	Reflects the recording of CTG’s allowance for credit losses under DTIC’s accounting policy in accordance with U.S. GAAP.

(c)

Reflects the reversal of dividend expense recorded under U.K. GAAP on the dividends declared on the Class B ordinary shares, Class C1 preferred shares, and Class C2 preferred shares. This adjustment is made as dividends declared (and/or paid) are not recorded as expenses under U.S. GAAP. This adjustment is non-recurring in nature and will have no effect on statements of income for future periods of the combined company.

3.	Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Income for the Three Months Ended March 31, 2024 and the Year Ended December 31, 2023

The Transaction Accounting Adjustments are based on estimates and assumptions that are subject to change.

The following adjustments have been reflected in the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2024 and the year ended December 31, 2023. The CTG Stub Period is reflected in the DTIC historical results within the unaudited pro forma condensed combined statement of income for the three months ended March 31, 2024. Therefore, the Transaction Accounting Adjustments below are related to CTG’s historical unaudited consolidated statement of operations activity from January 1, 2024 through March 15, 2024 and from January 1, 2023 through December 31, 2023:

(a)

Reflects the reversal of CTG’s historical interest expense as CTG’s outstanding loans were repaid on the CTG Acquisition Date. This adjustment is non-recurring in nature and will have no effect on statements of income for future periods of the combined company.

(b)

Reflects the elimination of CTG’s historical depreciation expense and the recognition of depreciation expense based on the estimated fair values and estimated remaining useful lives of the acquired CTG property, plant, and equipment on the CTG Acquisition Date.

(c)

Reflects the recognition of amortization expense of the acquired intangible assets from the CTG Acquisition based on the estimated fair values and estimated remaining useful lives of the acquired intangible assets on the CTG Acquisition Date.

(d)	The pro forma basic and diluted earnings per share attributable to common stockholders is calculated using the historical basic and diluted weighted-average shares of DTIC common stock outstanding.

Pro forma basic and diluted earnings per share is calculated as follows for the three months ended March 31, 2024:

Three Months Ended March 31, 2024
Numerator:
Pro forma net income attributable to common shareholders - basic and diluted	$2,629
Denominator:
DTIC weighted-average shares outstanding - basic and diluted	29,768,568

Pro forma earnings per share - basic and diluted	$0.09

The following potential common shares were excluded from the computation of diluted earnings per share for the three months ended March 31, 2024 as including them would have had an anti-dilutive effect:

Anti-Dilutive Securities:	Three Months Ended March 31, 2024
DTIC time-based options outstanding(1)	4,427,659
DTIC performance-based options outstanding(1)	534,063

(1)	The options presented in the table above represent those that were out-of-the-money during the three months ended March 31, 2024.

Pro forma basic and diluted earnings per share is calculated as follows for the year ended December 31, 2023:

Year Ended December 31, 2023
Numerator:
Pro forma net income	$17,488
Less: Redeemable convertible preferred stock dividends	(314)

Net income attributable to common shareholders - basic	$17,174
Add: Redeemable convertible preferred stock dividends	314

Net income attributable to common shareholders - diluted	$17,488

Denominator:
DTIC weighted-average shares outstanding - basic	21,421,610
DTIC weighted-average shares outstanding - diluted	25,131,024

Pro forma earnings per share - basic	$0.80

Pro forma earnings per share - diluted	$0.70

The following potential common shares were excluded from the computation of diluted earnings per share for the year ended December 31, 2023 as including them would have had an anti-dilutive effect:

Anti-Dilutive Securities:	Year Ended December 31, 2023
DTIC time-based options outstanding(1)	140,135

(1)	The options presented in the table above represent those that were out-of-the-money during all four quarters of the year ended December, 31, 2023.